Exhibit 99.1
Friday, August 5, 2011

Merger information: New FAQs added to Merger website
Last week, Medco launched the Medco Merger Questions mailbox and the Merger Communications website to provide an outlet for your inquires about the company’s proposed merger with Express Scripts and to keep you informed about what’s changing, how and when changes will occur and what it means to you.
Many thanks to those of you who’ve taken the time to submit your questions and explore the website. As announced, we’re combining recurring questions into categories, the most important of which we’re posting to the Frequently Asked Questions (FAQ) section on a weekly basis.
Click here to access the website and view the latest round of FAQs compiled from the Medco Merger Questions mailbox — and please continue to submit new questions/concerns as they arise. The mailbox will be monitored regularly and remain open throughout the merger period.

Careful Communications — A Reminder
As a reminder, employees are asked to bear in mind that the company is in a period of very tight regulatory control and we must adhere to strict procedures to ensure that when communicating merger-related information to colleagues, clients and members we do not inadvertently breach securities laws and regulations.
     Therefore:
•	Please refrain from creating your own merger-related messages or Frequently Asked Questions documents for use by any internal or external groups. In addition to the formal internal and external announcements issued on Thursday, July 21, account teams and other groups have received approved materials. Further information will be available on the internal site detailed above. Creating new documents or rewriting materials — including making even seemingly minor changes — could lead to a violation.

•	Please refer any media inquiries about the proposed merger to a member of our Public Affairs staff. Click on the following links to access those names and to re-familiarize yourself with Medco’s policies on media relations and social media (Media relations policy — Social media policy).
Your assistance is appreciated.

Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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Frequently Asked Questions

Question Number	Question	Answer	Created

Category : 1. The Transaction (13)

A-1	Why does this deal make sense for Medco?	This is the combination the country needs now. There is a national mandate to lower the cost of healthcare while improving patient care. Now is the time for the private sector to provide the leadership and resources required to drive out the waste in healthcare and provide the best care in the world. The merger will build on our legacy of innovation, alignment with our clients, and an unwavering commitment to making medicine smarter, safer, and more affordable for American families.	7/28/2011 9:46 PM

A-2	Is this a done deal?	This combination has been unanimously approved by our respective boards of directors. However, the merger is subject to shareholder ratification and other customary closing conditions.	7/28/2011 9:51 PM

A-3	What’s the timeframe for all of this?	The merger is subject to regulatory and shareholder approvals, and other customary regulatory and other closing conditions. The current expectation is that they will take through the first half of 2012.	7/28/2011 9:52 PM

A-4	What gives you confidence that this will pass muster with regulators?	The PBM industry is characterized by intense competition. There are many substantial PBM competitors now and there will remain many after the combination. We expect the combination to deliver significant benefits to payors and patients in a highly competitive marketplace. We look forward to a positive regulatory review.	7/28/2011 9:53 PM

A-5	Is this ALL of Medco, all divisions/subsidiaries/new acquisitions? Or just the core PBM business or our account lists?	This merger includes all business operations.	7/28/2011 9:54 PM

A-6	Is there any transition team being formed?	As allowed, we are forming transition teams so that we could efficiently engage in the business integration that would be required upon closing of this transaction.	7/28/2011 9:54 PM

A-7	Who will head the new	The corporate headquarters will be in St. Louis,	7/28/2011 9:55 PM
	company?	MO and George Paz will serve as chairman and CEO of the combined organization.

A-8	What happens to the Medco Board of Directors? Will any Medco people have a seat on the new company board?	The Express Scripts Board of Directors will be expanded to include two current Medco Board members.	7/28/2011 9:56 PM

A-9	While the merger will take time, can you provide more clarity on when key milestones will be achieved?	The expected milestones over the next few months will be largely legal and regulatory in nature, as Medco and Express Scripts must meet key requirements and take standard legal steps to gain approval of the merger agreement. Key milestones that have either recently taken place or will occur in the coming weeks, include:	8/5/2011 9:34 AM

• Filing a Hart-Scott-Rodino (HSR) form. The Hart-Scott-Rodino Act established an obligation on the part of parties to certain proposed transactions to submit premerger notification to the Federal Trade Commission (FTC) and the Department of Justice (DOJ) that includes information about each company’s business. The parties may not close their deal until the waiting period outlined in the HSR Act has passed, or the government has granted early termination of the waiting period.

• We expect final regulatory approval to take place by the second quarter of 2012.

• A Proxy Statement is expected to be filed approximately 4–6 weeks from the July 21 announcement. A proxy statement is a document containing information that a company is required by the Securities and Exchange Commission (SEC) to provide to shareholders so they can make informed decisions about matters that will be brought up at an annual stockholder meeting – in this case, during a shareholder vote on the Medco-Express Scripts merger

A-10	Are site visits from Senior Leadership (Medco and/or Express Scripts) planned in the remaining 2011 year, to discuss this with employees face to face?	As Medco and Express Scripts remain competitors in the marketplace until the merger is formally approved and closes, leadership appearances in broad employee forums between the companies are not planned. However, as approval is established and we work through the integration process, different forms of leadership outreach will take place, ranging from printed communications to broadcasts to in-person site visits at various levels.	8/5/2011 9:35 AM

A-11	Will our current corporate upper management transition to Express Scripts?	While the corporate headquarters will be in St. Louis, MO and George Paz will serve as chairman and CEO of the combined organization, the new company will draw upon the collective talent at both companies. Express Scripts and Medco will create a best-of-breed enterprise that will harness the experience and expertise of each organization. It is too early to discuss the possible transition of specific executives.	8/5/2011 9:36 AM

A-12	Following the merger closing, there will now be two ESI facilities in Indianapolis. Does ESI plan on keeping both facilities open, as we would then be serving the same patients?	Nothing has changed with the status of Medco’s Indianapolis site or any other site by virtue of the July 21 merger announcement, and no plans have been finalized regarding the operation of specific sites, post-merger closing.	8/5/2011 9:37 AM

A-13	Medco is bigger, why isn’t Medco buying Express Scripts? Can you explain the financials?	Even though, in terms of revenue and many other metrics Express Scripts is a smaller company, its “market capitalization” is higher – and in the context of a business merger of this nature, market capitalization is the key. Market capitalization, which represents the stock price times the number of shares in	8/5/2011 9:38 AM

circulation, can be viewed as a company’s overall “worth” or “wealth.” In this case, based on that value, Express Scripts is “wealthier” than Medco, and as a result, they have the financial ability to buy us.

Category : 2. Benefits (5)

B-1	Will my benefits change as a result of the merger?	We will continue to maintain our own benefit plans through the closing. Additional information will be provided as we work through the integration process. As in the past, in the normal course of business, there may be adjustments to items such as premiums, deductibles, co-pays and co-insurance. Keep in mind that Medco, like other companies, routinely reviews, evaluates, and updates its benefit programs on a continual basis.	7/28/2011 9:57 PM

B-2	Will we transition to Express Scripts’ benefit plans?	We will continue to maintain and operate our own benefit plans through the transaction closing date. The merger agreement stipulates that for 2012, employee benefits shall be no less favorable, in the aggregate, than the employee benefits provided before the closing date (other than severance benefits and the Employee Stock Purchase Plan, which are addressed separately). “No less favorable, in the aggregate” generally means that even though some changes may occur, the overall value of the total benefits package will be equivalent.	7/28/2011 9:58 PM

The severance programs currently in effect will be maintained for one year after the transaction closing.

Although Medco’s ESPP will end just before the closing, employees will become eligible to participate in the employee stock purchase plan offered by Express Scripts. Additional information will be provided after the transaction closes.

B-3	I have an account under Medco’s Cash Balance Plan. When the merger closes, what will happen to those funds? Further, if I leave the company – voluntarily or involuntarily – how will the transfer of those funds occur? (Note: The Cash Balance Plan applies only to Medco and Accredo employees).	There are no changes to your Cash Balance account as a result of the merger. The vested portion of your account balance is always yours and cannot be reduced. To view your account balance, log on to the “Your Benefits” section of HR WorkWays.

		If you leave the company for any reason, you will become eligible to receive your vested benefit. Your service with Medco and, when the merger closes, with Express Scripts, will be credited for vesting purposes. As is the case today, your Cash Balance account is based on the frozen benefit that you earned through February 28, 2011, plus interest earned on the frozen benefit. As long as you are an active employee of Medco (or subsequently Express Scripts), you will not be eligible for a distribution of your Cash Balance account, and will not be eligible to roll over your account balance until you leave the company.	8/5/2011 9:40 AM

B-4	I am currently pursuing an academic degree and have been receiving tuition reimbursement. What is the status of this program and will I be able to receive reimbursement going forward – both prior to and post-merger close?	Medco will continue to maintain its own benefit plans through the merger closing date. Additional information will be provided as we work through the integration process. However, any courses approved and in progress when the merger closes will be reimbursed under the terms of the plan. As in the past, in the normal course of business, there may be adjustments to the Tuition Reimbursement Plan. Keep in mind that Medco, like other companies, routinely reviews, evaluates, and updates its benefit programs on a continual basis.	8/5/2011 9:41 AM

B-5	Following the close of the transaction, what do you anticipate happening with our 401(k) accounts?	We will maintain the current 401(k) plans through the merger closing date. Beyond that, no decisions have been made as to whether our plans will continue, or if you will become eligible to participate in the Express Scripts 401(k) plan.	8/5/2011 9:42 AM

Category : 3. Compensation (3)

C-1	What will happen to my compensation?	The merger agreement provides that the current compensation programs will remain through December 31, 2012. That means your base pay, bonus target opportunities and/or long term incentive opportunities you are eligible for as of the closing date will remain in effect through December 31, 2012.	7/28/2011 9:59 PM

C-2	Will we still be eligible for the Medco bonus and incentive plans for fiscal year 2011?	Yes, those employees eligible for bonus and incentive plans in 2011 will continue to be eligible for those plans. For the 2011 Annual Incentive Plan, Medco will be funding the pool at 150% of target. Individual bonus awards under the annual incentive plan will continue to be based on business/division performance and individual performance.	7/28/2011 10:01 PM

C-3	Given that many of us receive various forms of compensation, including sales commissions and other incentives, what is the plan for paying out those amounts?	The merger agreement provides that the compensation programs in effect as of the merger closing date will remain in effect through December 31, 2012. That means your base pay, target bonus or commission opportunities and/or target long-term incentive opportunities as of the merger closing date will remain in effect through December 31, 2012.	8/5/2011 9:44 AM

Category : 4. Stock (10)

D-1	What about my stock options and/or restricted stock units?	When the transaction closes, your Medco stock options and/or restricted stock units will be converted into Express Scripts stock options and restricted stock units with the same Medco vesting schedule and terms and conditions based on the stock award exchange ratio stipulated in the merger agreement. More detailed information will be provided.	7/28/2011 10:02 PM

D-2	What will happen to my stock options and/or restricted stock units if I lose my job after the transaction closes?	If you are terminated (without cause) within 2 years after the transaction closes, the Medco Stock Plan provides for accelerated vesting of the stock options and restricted stock units that were granted to you prior to the transaction closing. In that case, stock options will remain exercisable for their full remaining term.	7/28/2011 10:03 PM

D-3	I am a member of the employee stock purchase plan. What happens to the stock I’ve purchased?	Each share you have purchased through the Employee Stock Purchase Plan (ESPP) will be converted on the effective date of the merger into $28.80 in cash and 0.81 Express Scripts shares as stipulated in the merger agreement. You may continue to participate in the Medco ESPP up to 20 days prior to the effective date of the merger. More detailed information will be provided.	7/28/2011 10:04 PM

D-4	I read that Medco shareholders will get stock in a new Express Scripts parent company and not the company	Yes, that is true. Under the merger agreement, Express Scripts will create a new parent company and after the merger closes, the new parent company will be called Express Scripts. Medco and Express Scripts stockholders will become stockholders of that new company. Medco stockholders will receive cash and	8/5/2011 9:45 AM

	whose stock is trading on the market today. Is that true?	stock in that new company.

D-5	What is the purchase price Express Scripts is paying for Medco?	The merger agreement specifies that Express Scripts will pay $28.80 in cash and 0.810 shares of Express Scripts stock for each share of Medco stock. The value of the Express Scripts stock you receive is not fixed and will vary based on the market price of Express Scripts.	8/5/2011 9:46 AM

As an example, on July 20, 2011, the date the merger agreement was signed, the per share value that a Medco shareholder will receive was $71.36 [(0.81 x $52.54 = $42.56) + $28.80]. This is referred to as the “spot share price” and we will use this price for purposes of the examples in Questions 13-16. It is important to understand that although the formula for determining the purchase price is fixed, the value that a Medco shareholder receives will fluctuate with the price of Express Scripts stock. The value of the spot share price is not fixed or guaranteed.

D-6	The merger announcement states that each Medco share owned will be replaced by 0.81 shares of Express Scripts and $28.80 in cash. What happens if the share price of Express Scripts goes up or down from the time of the merger announcement -- will the formula of 0.81 shares of Express Scripts plus $28.80 in cash change?	No, the per share exchange ratio for Medco common stock of 0.810 Express Scripts shares and the per share cash amount of $28.80 are both fixed.	8/5/2011 9:47 AM

D-7	What is the calculation to convert my Medco stock options or Restricted Stock Units (RSUs) into Express Script stock options or RSUs?	At the merger close, outstanding Medco options and RSU’s will be converted into Express Scripts options and RSU’s. Because the merger uses both cash and stock, to preserve the full value of Medco stock options and RSU’s, the conversion ratio is adjusted to account for this cash value. The full value is delivered through the conversion formula; there is no cash payout for the conversion of Medco options and unvested Medco RSU’s.	8/5/2011 9:48 AM

To start, we first need to calculate the “Stock Award Exchange Ratio,” which reflects the cash portion of the purchase price in terms of Express Scripts stock. The Stock Award Exchange Ratio is the sum of the Exchange Ratio (0.810) plus the Cash Portion Exchange Ratio. The “Cash Portion Exchange Ratio” is calculated by taking the $28.80 cash portion of the purchase price and dividing it by the Express Scripts average closing price for the 15 consecutive trading days ending with the fourth complete trading day prior to the merger closing date, as indicated in the merger agreement.

On July 20, 2011, Express Scripts had a closing stock price of $52.54. If that were the 15 day average, the Cash Portion Exchange Ratio would be 0.548 ($28.80/$52.54). In that case, the Stock Award Exchange Ratio would be 1.358 (0.810 + 0.548).

D-8	How will my stock options be converted at the time of merger close?	As an example, using a Stock Award Exchange Ratio of 1.358 (as calculated above), all outstanding stock options (vested and unvested) will be converted into Express Scripts stock options (vested and unvested) and continue to be subject to the Medco terms and conditions. Subject to rounding rules specified in the merger agreement, to convert Medco stock options into Express Scripts stock options, the number of Medco stock options is multiplied by the Stock Award Exchange Ratio and the Medco option exercise price is divided by the Stock Award Exchange Ratio. The conversion factor and related calculations are intended to maintain as closely as possible the in-the-money value of options immediately before and after the merger closing date.	8/5/2011 9:55 AM

Please click the following link for an example:
https://communications.medco.com/merger/Lists/Frequently%20Asked%20Questions/Attachments/33/FAQ%20D-8% 20Image.JPG

D-9	How will my unvested RSU’s be converted at the time of merger close?	As an example, using a Stock Award Exchange Ratio of 1.358 (as calculated above) all outstanding RSUs will be converted into Express Scripts RSUs, subject to the Medco terms and conditions. The number of Medco RSUs is multiplied by the Stock Award Exchange Ratio to convert them into Express Scripts RSUs. The conversion factor and related calculations are intended to maintain as closely as possible the value of the RSU’s immediately before and after the merger closing date.	8/5/2011 10:24 AM

Please click the following link for an example:
https://communications.medco.com/merger/Lists/ Frequently%20Asked%20Questions/Attachments/34/FAQ%20D-9.JPG

D-10	What happens to the Medco shares I own outright (e.g., “long” shares I acquired through the Employee Stock Purchase Plan or vested RSU’s)?	At the merger closing date, you will be entitled to receive shares of Express Scripts common stock and cash in exchange for your Medco shares, like other Medco shareholders. Based on the merger agreement, all shareholders will receive $28.80 in cash and 0.81 Express Scripts shares for each Medco share they own at closing. At the link below is an example of how 100 long shares will be converted.	8/5/2011 10:29 AM

https://communications.medco.com/merger/Lists/ Frequently%20Asked%20Questions/Attachments/35/FAQ%20D-10.JPG

Category : 5. Employment (3)

E-1	Will Medco employees lose their jobs and/or will particular Medco sites be closed?	We will continue to operate with business as usual through the merger closing date consistent with meeting our customer requirements. Though there have been rumors and speculation, they remain exactly that. The integration process, which may take many months, will focus on bringing together the best processes and the best people to the benefit of the combined company’s clients, patients and shareholders.	7/28/2011 10:05 PM

E-2	Will I maintain my years of service with Medco as	The new, combined entity will recognize your years of service with Medco and its subsidiaries for the purposes of eligibility,	7/28/2011 10:05 PM

	an employee in the new, combined organization?	vesting and level of benefits under the new entity’s programs, to the same extent that Medco recognizes that service under its current programs.

E-3	How will the merger affect the unions with which Medco has agreements and the employees covered by those agreements?	There are guidelines that determine whether a new employer will assume an existing collective bargaining agreement. Whether a new owner is bound by previous labor contracts is something determined by labor law. This is not something that Medco will decide - it is a legal determination affecting the new company and the union. We will have more information as the process moves forward.	8/5/2011 10:31 AM

Category : 6. Communications (3)

F-1	How should I be discussing the merger with my clients as well as with my vendors/suppliers?	As the company is in a period of very tight regulatory control, we must adhere to strict procedures to ensure that when communicating merger-related information to colleagues, clients and members we do not inadvertently breach securities laws and regulations. You should not create your own merger-related messages or Frequently Asked Questions documents for use by any internal or external groups. In addition to the formal internal and external announcements issued on Thursday, July 21, account teams and other groups have received approved materials. Creating new documents or rewriting materials — including making even seemingly minor changes — could lead to a violation.	8/5/2011 10:32 AM

F-2	How do I respond to any media and/or external questions I may receive about the merger?	Please refer any media inquiries about the proposed merger to a member of our Public Affairs staff. To access those names and to re-familiarize yourself with Medco’s policies on media relations and social media, please click on the following links:	8/5/2011 10:34 AM

Media relations policy — https://myteam1.medco.com/sites/corpcompl/Documents/CMS%20Policy%20Updates/Media%20Relations% 20External%20Communications.pdf

Social media policy— https://myteam1.medco.com/sites/corpcompl/Documents/CMS%20Policy%20Updates/Social%20Medial% 20Policy.pdf

F-3	Is there anyone I can individually speak with regarding any questions/concerns I may have?	We will continue to address as many questions as possible through this portal. If you do not see your specific issue/concern covered, you can reach out to your manager or your human resources representative.	8/5/2011 10:38 AM

Category : 7. Continuing Operations and Integration (4)

G-1	Is Medco going to continue the initiatives that were started and/or announced pre-merger (for example: Medco 2.0, Agile Enterprise, Shared Services, and the roll-out of new organizational designs)?	Initiatives such as Medco 2.0 and the Agile Enterprise have allowed us to elevate our technology-driven productivity. As we meet the challenge of deploying Medco 2.0 and Agile across the Medco organization, along with our many other initiatives, we now have the opportunity to showcase capabilities that could potentially be extended more broadly across a much larger organization.

		We will continue to manage our business, optimizing our organization to meet the requirements of our clients and members.	8/5/2011 10:39 AM

G-2	While the merger will affect the entire enterprise, how will it impact Medco’s subsidiaries – Liberty, Accredo, and UBC from a business strategy standpoint?	This merger includes all business operations. From a strategic standpoint, we expect that the combination of these two companies will deliver significant benefits to payors and patients in a highly competitive marketplace. We anticipate that the integration process will take a number of months and will focus on bringing together the best processes and the best people to the benefit of the combined company’s clients, patients and shareholders. We will share more information and timelines as decisions are made and further details are available.	8/5/2011 10:39 AM

G-3	Kenny Klepper recently stated that he and others from operations and technology met with Express Scripts. Can you share any insights on how we will be proceeding from an operations standpoint (processes, procedures and technology)?	As part of the transition planning process, we will be having a number of meetings and discussions with Express Scripts. Initially, we will focus on information sharing, and then, to the extent legally allowed, begin planning for the integration of the two companies. As previously communicated, the integration process will focus on bringing together the best processes and the best people to the benefit of the combined company’s clients, patients and shareholders.	8/5/2011 10:40 AM

G-4	How is the ‘transition’ team being formed to assist with the merger?	We are in the process of forming and assigning members to transition teams which will comprise subject matter experts from both companies. The key imperative during the transition is for all of us to remain focused on what we do best: meeting the needs of our clients and patients.	8/5/2011 10:41 AM

Example:
As of July 20, 2011, the date the merger agreement was signed, the per share value of the purchase price for Medco stock was $71.36. This is referred to as the “spot share price”.
Assume at the merger close you hold 100 Medco stock options with an exercise price of $45.00. The in-the-money value using the spot share price is $2,636.00 [($71.36-$45.00) X 100].
Below is an example of how 100 Medco stock options will be converted to Express Scripts stock options at the merger closing date.

	Pre-Close - Medco			Post-Close - Express Scripts
In the Money Value
			In the Money Value			@ Express Scripts
		Exercise	@ Spot Share Price		Exercise	Avg. Close Price
	# Options	Price	[$71.36]	# Options	Price	[$52.54]

Option Award	100	$45.00	$2,636	135	$33.14	$2,619

The example assumes the Express Scripts average closing price for the 15 consecutive trading days ending with the fourth complete trading day prior to the merger closing date is $52.54 and the Stock Award Exchange Ratio equals 1.358. The actual Stock Award Exchange Ratio will be calculated at the time of the merger closing and will vary based on the market price of Express Scripts stock. All stock option conversions are subject to rounding as indicated in the merger agreement and as required by tax law. In this example, rounding created a minor difference.

Example:
As of July 20, 2011, the date the merger agreement was signed, the per share value of the purchase price for Medco stock was $71.36. This is referred to as the “spot share price”.
Assume at the merger close you hold 100 RSU’s. The value using the spot share price is $7,136.00 ($71.36 X 100).
Below is an example of how 100 RSU’s will be converted to Express Scripts RSU’s at the merger closing date.

	Pre-Close - Medco			Post-Close - Express Scripts
		Spot	Value @ Spot		Avg. Express	Value @
		Share	Share Price		Scripts Close	Close
	# RSUs	Price	[$71.36]	# RSUs	Price	[$52.54]

RSU/DSU Award	100	$71.36	$7,136	135.800	$62.54	$7,135

The example assumes the Express Scripts average closing price for the 15 consecutive trading days ending with the fourth complete trading day prior to the merger closing date is $52.54 and the Stock Award Exchange Ratio equals 1.358. The actual Stock Award Exchange Ratio will be calculated at the time of the merger closing and will vary based on the market price of Express Scripts stock. Minor differences in the value are due to rounding.

Example:
As of July 20, 2011, the date the merger agreement was signed, the per share value of the purchase price for Medco stock was $71.36. This is referred to as the “spot share price”.
Assume at the merger close you hold 100 Medco shares. The value using the spot share price is $7,136.00 ($71.36 X 100).
Below is an example of how 100 Medco shares will be converted to Express Scripts shares at the merger closing date.

	Pre-Close - Medco			Post-Close - Express Scripts
		Spot	Value @ Spot		Value of		Value @
		Share	Share Price		Shares	Cash from	Close
	# Shares	Price	[$71.36]	# Shares	[$52.54]	Shares	[$52.54]

Long Share	100	$71.36	$7,136	$1.000	$4,255.74	$2,880.00	$7,136

The example assumes that the price of Express Scripts stock at the merger closing is $52.54. The actual price will vary and will depend on the market price of Express Scripts stock at the time of the merger closing. All share conversions are subject to rounding as indicated in the merger agreement.
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.